                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                           FTD.COM INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            ------------------------

                                  FTD.COM INC.
                              3113 WOODCREEK DRIVE
                         DOWNERS GROVE, ILLINOIS 60515

                            ------------------------

                                                                 October 6, 2000

Dear Fellow Stockholder:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of FTD.COM INC. to be held on Tuesday, November 14, 2000 at 1:00 p.m., local time, at our corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

    The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting. After we conclude the formal part of the meeting, various officers will discuss our financial performance during the last fiscal year and other items of general interest. We will be pleased to answer any questions that you might wish to raise at the meeting.

    You are encouraged to attend in person. If that is not possible, please sign and return the enclosed proxy card as soon as possible. Otherwise, your vote cannot be counted.

                                                       Sincerely,

                                                       /s/ Michael J. Soenen
                                                       Michael J. Soenen
                                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  FTD.COM INC.
                              3113 WOODCREEK DRIVE
                         DOWNERS GROVE, ILLINOIS 60515
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 14, 2000

To the Stockholders of FTD.COM INC.:

    Notice is hereby given that the 2000 Annual Meeting of Stockholders of FTD.COM INC. will be held on Tuesday, November 14, 2000 at 1:00 p.m., local time, at the Company's corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, for the following purposes:

        1. To elect seven directors to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

        2. To ratify the appointment of KPMG LLP as independent auditors for the Company's fiscal year ending June 30, 2001; and

        3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

    Only stockholders of record of Common Stock at the close of business on September 25, 2000 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. If you do not expect to attend the meeting in person, please sign and return the accompanying proxy card in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.

                                                       By Order of the Board of Directors,

                                                       /s/ Frederick K. Johnson
                                                       Frederick K. Johnson
                                                       SECRETARY

Downers Grove, Illinois
October 6, 2000

                                  FTD.COM INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 14, 2000

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of FTD.COM INC., a Delaware corporation (the "Company" or "FTD.COM"), from the holders of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), and Class B common stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), in connection with the Annual Meeting of Stockholders for the fiscal year ended June 30, 2000 (the "Annual Meeting" or the "Meeting") and any postponement or adjournment thereof. The notice of the Annual Meeting and this proxy statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 are first being mailed to stockholders on or about October 6, 2000 for the purposes set forth in the notice of the Annual Meeting. The Company's Annual Report on Form 10-K contains the information required by Rule 14a-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

                                    GENERAL

    Only holders of record of shares of Common Stock at the close of business on September 25, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. At the close of business on the Record Date, there were 8,247,114 shares of Class A Common Stock outstanding, each of which is entitled to one vote on each matter to be acted upon at the Annual Meeting, and 40,395,000 shares of Class B Common Stock outstanding, each of which is entitled to ten votes on each matter to be acted upon at the Annual Meeting.

    The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

    Votes cast in person or by proxy at the Annual Meeting will be tabulated by a representative of the Company's transfer agent or other authorized agent, who will determine whether or not a quorum is present. Votes may be cast for or against a matter or as abstentions. Because abstentions will be counted for purposes of determining the shares present or represented at the Annual Meeting and entitled to vote, abstentions will have the same effect as a vote against the proposal to which that abstention applies, except as discussed below. Broker/dealers who hold their customers' shares in street name may, under the applicable rules of the exchange or other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the election of directors. Broker/dealers may not vote such shares on various other matters, which typically include transactions related to mergers, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers that have not been voted by the broker/ dealers are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on that matter and, assuming presence of a quorum, will not affect whether any proposal is approved at the Annual Meeting.

    The seven director nominees receiving the highest vote totals will be elected as directors of the Company to serve until the Annual Meeting of Stockholders following the fiscal year ending June 30, 2001 (the "2001 Annual Meeting") or until their successors are duly elected and qualified. Accordingly, assuming that a quorum is present, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

    The ratification of the appointment of the Company's independent auditors will be approved by the affirmative vote of a majority of the shares of Common Stock voting on the proposal. Accordingly, abstentions will have the same effect as a vote against the ratification of the appointment of the Company's independent auditors. Broker non-votes will not be counted in the determination of such voting results.

    Florists' Transworld Delivery, Inc., the Company's parent ("FTDI"), is the beneficial owner of all of the outstanding shares of Class B Common Stock. FTDI has the power to vote 403,950,000 of the 412,197,114 votes entitled to be cast at the Annual Meeting. Accordingly, FTDI will have the ability to elect each nominee for director, ratify the appointment of KPMG LLP as the Company's independent auditors and control all other votes to be taken at the Annual Meeting. FTDI has advised the Company that it intends to vote all of its votes
(1) in favor of each of the nominees for election as director, (2) to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending
June 30, 2001 and (3) with regard to all other matters, as recommended by the Company's Board of Directors (the "Board of Directors" or the "Board").

    If the accompanying proxy card is properly signed and returned to the Company and the proxy granted thereby is not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote
(1) for the election as director of all of the nominees proposed by the Board of Directors and (2) to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2001. Because the Company did not receive notice of any matter intended to be raised by a stockholder at the Annual Meeting a reasonable time before the printing and mailing of these proxy materials, the persons designated as proxy holders in the proxy card will vote the shares represented thereby, with regard to all other matters, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Proxy cards that are properly signed and returned in a timely manner with no other marking will be voted in accordance with the recommendation of the Board of Directors. Each stockholder may revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a revoking instruction or a duly executed proxy bearing a later date. The powers of the proxy holders will also be suspended if the person executing the proxy attends the Annual Meeting and requests to vote in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

    The Company is making this solicitation and will bear the cost of soliciting proxies in the enclosed form. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practices.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors presently consists of seven members. Each director holds office for a term ending on the date of the first annual meeting following the annual meeting at which the director was elected or until his or her successor has been duly elected and qualified.

    At the Annual Meeting, stockholders will elect a board consisting of seven directors. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election of each of the nominees named below. Under Delaware law and the Company's Bylaws, assuming that a quorum is present, the seven nominees who receive the most votes at the meeting will be elected as directors. Each nominee identified below is currently a director of the Company.

NOMINEES FOR ELECTION AS DIRECTOR

    The name, age and current principal position(s) and office(s), if any, with the Company of each nominee for director is as follows:

                                                       CURRENT PRINCIPAL POSITION(S) AND
NAME                                          AGE      OFFICE(S)WITH THE COMPANY
----                                        --------   -----------------------------------------------
Richard C. Perry..........................     45      Chairman of the Board
Michael J. Soenen.........................     30      President, Chief Executive Officer and Director
Habib Y. Gorgi............................     43      Director
Samuel I. Hill............................     47      Director
Veronica K. Ho............................     40      Director
Richard M. Owen...........................     35      Director
Gary K. Silberberg........................     40      Director

    RICHARD C. PERRY is the Chairman of the Board of Directors of the Company. Mr. Perry has served as Chairman of the Board and a director of the Company since May 1999. Mr. Perry also serves as a director of FTDI and IOS BRANDS Corporation, the Company's indirect parent ("IOS BRANDS"). Mr. Perry is the President and Managing Member of Perry Capital LLC and the President of Perry Corp., both of which are private money management firms. He founded both Perry Capital LLC and Perry Corp. in 1988. Mr. Perry has been an Adjunct Associate Professor at New York University's Stern School of Business. Mr. Perry is also a director of Radio & Records, Inc. and Uniplast Industries Co., and a trustee of the Allen Stevenson School and the National Advisory Board of Facing History and Ourselves. Mr. Perry received a B.S. from the Wharton School of the University of Pennsylvania in 1977 and an M.B.A. from New York University's Stern School of Business in 1980.

    MICHAEL J. SOENEN is the President, Chief Executive Officer and a director of the Company. Mr. Soenen has served as President, Chief Executive Officer and a director of the Company since May 1999. He was Vice President-Marketing of FTDI prior to joining the Company in May 1999. From January 1997 until
August 1998, Mr. Soenen was Director of Sales Promotion for FTDI. Mr. Soenen was an associate at Perry Corp. from August 1996 until December 1996. From
July 1993 until July 1996, Mr. Soenen worked for Salomon Brothers Inc, an investment banking firm. Mr. Soenen received a B.A. from Kalamazoo College in 1992.

    HABIB Y. GORGI has served as a director of the Company since May 1999.
Mr. Gorgi also serves as a director of FTDI and IOS BRANDS. Mr. Gorgi is the President of Fleet Private Equity Co. Inc., a private equity firm and a subsidiary of Fleet Boston Financial, Inc., and a Managing Director of Navis Partners, LLC, a private equity firm that commenced operations in July 2000 and an affiliate of the aforementioned companies. He was Executive Vice President of Fleet Private Equity Co. Inc. from 1993 until he became President of that company in January 1996. Mr. Gorgi is also a director of several privately-held companies. Mr. Gorgi received an A.B. from Brown University in 1978 and an M.B.A. from Colombia University in 1983.

    SAMUEL I. HILL has served as a director of the Company since December 1999. Mr. Hill is the President and Chief Executive Officer of Helios Consulting Group, a management consulting firm, and has been the President and Chief Executive Officer since June 1998. He was Vice Chairman and Chief Strategic Officer at the advertising firm of D'Arcy Masius Benton & Bowles from January 1997 until June 1998. Except for a two-year period from 1987 until 1989 during which Mr. Hill was Director of International Strategy at Kraft General Foods, he was a partner and served in various positions, including Vice President and Chief Marketing Officer, with Booz-Allen & Hamilton, a consulting firm, from 1984 until December 1996.

    VERONICA K. HO has served as a director of the Company since May 1999.
Ms. Ho also serves as a director of FTDI and IOS BRANDS. Ms. Ho is a Managing Director and Member of Perry Capital LLC and has been a Managing Director of Perry Corp. since 1993. Ms. Ho is also a director of Radio & Records, Inc., AT Plastics Inc. and Uniplast Industries Co. and a member of the New York Advisory Board of Facing History and Ourselves. Ms. Ho received an A.B. from Brown University in 1982 and an M.B.A. from Harvard Business School in 1986. Ms. Ho is married to Mr. Silberberg.

    RICHARD M. OWEN has served as a director of the Company since
December 1999. Mr. Owen currently is Chief Executive Officer and a director of AvantGo, Inc. ("AvantGo"), a provider of mobile infrastructure software and services. Prior to joining AvantGo in January 2000, Mr. Owen spent eight years at Dell Computer Corporation ("Dell"), most recently as Vice President of Dell Online Worldwide. Previously, he served in a variety of roles at Dell that included international business development, Director of Supply Chain Integration and General Manager of Japan Home and Small Office Sales. Prior to joining Dell in 1992, Mr. Owen was an Information Technology consultant with KPMG Management Consultants in London. Mr. Owen received a Bachelor's Degree in Mathematics and Economics from Nottingham University in England and a Master of Science in Management from the MIT Sloan School of Management.

    GARY K. SILBERBERG has served as a director of the Company since May 1999. Mr. Silberberg also serves as a director of FTDI and IOS BRANDS. Mr. Silberberg is a Managing Director and Member of Perry Capital LLC and has been a Managing Director of Perry Corp. since 1994. He is also a director of Uniplast Industries Co. Mr. Silberberg received a Sc.B. from Brown University in 1982 and a J.D. from Yale Law School in 1985. Mr. Silberberg is married to Ms. Ho.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED FOR EACH DIRECTOR NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

    COMMITTEES. The Company has standing Audit Review and Compensation Committees. In addition, the Company has an I.R.C. Section 162(m) Subcommittee of the Compensation Committee.

    AUDIT REVIEW COMMITTEE. Through March 8, 2000, the full Board of Directors functioned as the Audit Review Committee. Thereafter, the Audit Review Committee of the Board of Directors consisted of Habib Y. Gorgi, Samuel I. Hill and Richard M. Owen, each of whom was an independent director. The Audit Review Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's independent auditors and the accounting practices of the Company.

    COMPENSATION COMMITTEE. Through March 8, 2000, the full Board of Directors functioned as the Compensation Committee. Thereafter, the Compensation Committee consisted of Habib Y. Gorgi, Samuel I. Hill, Veronica K. Ho and Richard M. Owen. The Compensation Committee determines the salaries and incentive compensation for the officers of the Company and provides recommendations as to appropriate levels of salary and incentive compensation for the other employees of and any consultants to the Company. The Compensation Committee also authorizes grants under the Company's 1999 Equity Incentive Plan (the "Equity Incentive Plan" or the "Plan").

    I.R.C. SECTION 162(M) SUBCOMMITTEE OF THE COMPENSATION COMMITTEE. The role of the I.R.C. Section 162(m) Subcommittee of the Compensation Committee is to approve incentive compensation awards to the Named Executive Officers (as defined under "Executive Compensation--Summary Compensation Table" below). The I.R.C. Section 162(m) Subcommittee of the Compensation Committee consists solely of outside directors. Currently, the members of the I.R.C. Section 162(m) Subcommittee of the Compensation Committee are Habib Y. Gorgi, Samuel I. Hill and Richard M. Owen.

    MEETINGS. During the fiscal year ended June 30, 2000, the Board of Directors met two times and acted by unanimous written consent on five additional occasions. In addition, the Audit Review Committee met one time, the Compensation Committee met one time and acted by unanimous written consent on two additional occasions and the I.R.C. Section 162(m) Subcommittee of the Compensation Committee acted by unanimous written consent on two occasions. All directors attended all of the meetings of the Board of Directors and the committees of which they were members.

COMPENSATION OF DIRECTORS

    The Company's directors who are not currently receiving compensation as officers or employees of the Company and who are not a designee of a stockholder of IOS BRANDS receive $1,000 for attending (in person or by telephone) each meeting of the Board of Directors and each meeting of any committee held on a day when the entire Board of Directors does not meet. Directors are also reimbursed for all reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings.

    STOCK OPTIONS. Under the Equity Incentive Plan, non-employee directors may be selected by the Board of Directors to receive options to purchase shares of Class A Common Stock ("Director Options"). All Director Options must have an exercise price equal to or greater than 100% of the fair market value of the Class A Common Stock on the date of grant and become exercisable to the extent of one-fourth of the number of shares covered thereby on the first anniversary of the date of grant and to the extent of an additional one-fourth of the shares on each of the next three successive anniversaries of the date of grant. Director Options become exercisable in full immediately in the event of a Change in Control (as defined in the Equity Incentive Plan).

    If a non-employee director terminates his or her service on the Board, other than by reason of disability or death, the non-employee director's then-outstanding Director Options may be exercised to the extent that they would be exercisable on the date that is six months after the date of the non-employee director's termination from the Board of Directors and will expire six months after the termination or on their stated expiration date, whichever occurs first. If the non-employee director's service on the Board of Directors terminates by reason of his or her death or disability, each of the non-employee director's then-outstanding Director Options may be exercised at any time within one year after his or her death or disability, as the case may be, but in no event after the expiration date of the term of such Director Options.

    If a non-employee director subsequently becomes an employee of FTD.COM or any subsidiary or parent company while remaining a member of the Board of Directors, any Director Options held by the former non-employee director at the time of his or her commencement of employment will remain outstanding.

    Samuel I. Hill and Richard M. Owen were each granted 25,000 Director Options on December 22, 1999 and 15,000 Director Options on June 13, 2000.

    RESTRICTED SHARES. Under the Plan, non-employee directors also may be selected by the Board of Directors to received restricted shares of Class A Common Stock. Restricted shares granted under the Plan must be subject to a "substantial risk of forfeiture," as defined under Section 83 of the Internal Revenue Code, for a period of not less than three years to be determined by the Board of Directors or the Compensation Committee at the date of grant. To enforce these forfeiture provisions, the transferability of restricted shares granted to non-employee directors under the Plan will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors or the Compensation Committee on the date of grant. The Board of Directors or the Compensation Committee may provide for a shorter period during which the forfeiture provisions apply in the case of a change in control or other events.

    Any grant of restricted shares to non-employee directors under the Plan may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the shares. Each grant may specify in respect of these management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified management objectives.

    Any grant or sale of restricted shares to non-employee directors under the Plan may require that any or all dividends or other distributions paid on the restricted shares during the period of a risk of forfeiture and restrictions on transfer be automatically deferred and reinvested in additional restricted shares, which may be subject to the same restrictions as the underlying award.

    As of the Record Date, no restricted shares of Class A Common Stock had been issued to non-employee directors under the Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and greater-than-ten percent stockholders of the outstanding
Class A Common Stock or Class B Common Stock (which is convertible at any time at the option of the holder into shares of Class A Common Stock) (collectively, "Reporting Persons") to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Class A Common Stock with the Securities and Exchange Commission (the "SEC"). These persons are required to furnish the Company with copies of all Section 16(a) reports that they file.

    To the Company's knowledge, based solely upon a review of Section 16(a) reports furnished to the Company for the fiscal year ended June 30, 2000 and written representations from Reporting Persons that no other reports were required, the Company believes that all Reporting Persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended
June 30, 2000, with the exception of Samuel I. Hill and Richard M. Owen, each of whom filed his Form 3 late, and FTDI, which reported a transaction on Form 5 that should have been reported on an earlier Form 4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    FTDI beneficially owns all of the shares of Class B Common Stock outstanding as of September 25, 2000. Accordingly, FTDI holds approximately 98.0% of the combined voting power of FTD.COM.

    The following table sets forth information with respect to the beneficial ownership of the Common Stock as of September 25, 2000 by:

    - each person who the Company knows beneficially owns more than 5% of its Common Stock;

    - each of the Company's directors individually;

    - each of the Named Executive Officers individually; and

    - all of the Company's Named Executive Officers and directors as a group.

    Unless otherwise indicated, to the Company's knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent applicable law gives spouses shared authority. Each person listed below disclaims beneficial ownership of his, her or its shares, except to the extent of any pecuniary interest therein. Shares of Common Stock that an individual or group has the right to acquire within 60 days of September 25, 2000 pursuant to the exercise of outstanding options or other rights to acquire shares of Common Stock are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

                                                              NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIALLY OWNED   PERCENTAGE OF CLASS (%)
------------------------------------                         ------------------   -----------------------
PRINCIPAL STOCKHOLDERS:
FTDI(1) ...................................................      40,395,000(2)             100.0
  3113 Woodcreek Drive
  Downers Grove, Illinois 60515

Buena Vista Internet Group ................................         923,076                 11.2
  500 S. Buena Vista St.
  Burbank, California 91521

Capital Guardian Trust Company(3) .........................         600,000                  7.3
  11100 Santa Monica Blvd.
  Los Angeles, California 90025

DBV Investments, L.P. .....................................         461,538                  5.6
  780 3rd Avenue - 43rd Floor
  New York, New York 10017

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Richard C. Perry(4)........................................         265,000                  3.2

Michael J. Soenen(5).......................................         670,400                  8.1

Frederick K. Johnson(6)....................................         372,500                  4.5

William J. Van Cleave(7)...................................         125,000                  1.5

Habib Y. Gorgi.............................................              --                   --

Samuel I. Hill.............................................              --                   --

Veronica K. Ho.............................................          55,000                    *

Richard M. Owen............................................              --                   --

                                                              NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIALLY OWNED   PERCENTAGE OF CLASS (%)
------------------------------------                         ------------------   -----------------------
Gary K. Silberberg.........................................          55,000                    *

ALL DIRECTORS AND NAMED EXECUTIVE OFFICERS AS A GROUP
  (9 PERSONS)..............................................       1,542,900                 18.7

--------------------------

   * Less than 1%.

 (1) The shares of Common Stock owned by FTDI have been pledged as security under FTDI's credit agreement.

 (2) Represents shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis at any time at the option of the holder thereof.

 (3) Represents shares of Class A Common Stock beneficially owned by Capital Guardian Trust Company as a result of serving as the investment manager of various institutional accounts.

 (4) All shares of Class B Common Stock outstanding as of September 25, 2000 are owned by FTDI. Perry Acquisition Partners, L.P. ("Perry Acquisition Partners") has sole voting and investment power with respect to 7,344,107 shares, or 59.4% of the voting power, of IOS BRANDS Class A common stock. Because FTDI is a wholly owned subsidiary of IOS BRANDS, Perry Acquisition Partners may be deemed to share voting power with respect to all 40,395,000 shares of Class B Common Stock owned by FTDI. As a result, Richard C. Perry, the managing member of the sole general partner of Perry Acquisition Partners may be deemed to exercise control over FTD.COM. Mr. Perry also beneficially owns 50,000 additional shares of IOS BRANDS Class A common stock. Both Perry Acquisition Partners and Mr. Perry disclaim beneficial ownership of those shares, except to the extent of their pecuniary interest therein. The address for each of Perry Acquisition Partners and Mr. Perry is 599 Lexington Avenue, New York, New York 10022.

 (5) Shares of Class A Common Stock beneficially owned include 650,000 restricted shares of Class A Common Stock that will vest in three equal annual installments beginning on May 17, 2001.

 (6) Shares of Class A Common Stock beneficially owned include 350,000 restricted shares of Class A Common Stock that will vest in three equal annual installments beginning on May 17, 2001.

 (7) Represents restricted shares of Class A Common Stock that will vest in three equal annual installments beginning on May 17, 2001.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides information relating to compensation for the fiscal years ended June 30, 1998, 1999 and 2000 for the Company's chief executive officer and the other most highly compensated executive officers of the Company whose total salary and bonus (as determined pursuant to SEC rules) exceeded $100,000 (determined by reference to fiscal 2000) (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities provided to FTDI or the Company.

                                                                               LONG-TERM
                                                                          COMPENSATION AWARDS
                                                  ANNUAL           ---------------------------------
                                               COMPENSATION                              SECURITIES
NAME AND                                  ----------------------   RESTRICTED STOCK      UNDERLYING          ALL OTHER
PRINCIPAL POSITION            YEAR        SALARY ($)   BONUS ($)      AWARDS ($)         OPTIONS (#)      COMPENSATION ($)
------------------          --------      ----------   ---------   ----------------      -----------      ----------------
Michael J. Soenen .......     2000         191,923      54,509        1,868,750 (1)        818,400 (2)          9,221 (3)
  President and Chief         1999 (4)     153,846      52,500          105,000 (5)         20,000 (6)          6,207 (7)
  Executive Officer           1998 (8)     115,771       9,380               --             10,000 (6)         13,932 (9)

Frederick K. Johnson ....     2000(10)     217,692      26,250        1,006,250(11)        306,900(12)         59,033(13)
  Chief Information           1999(14)     199,231      60,000               --             10,000 (6)         42,846(15)
  Officer                     1998 (8)     172,384      15,130          155,000(16)        100,000 (6)         21,687(17)

William J. Van Cleave ...     2000(18)     131,275      63,701          359,375(19)        204,600(20)         48,644(21)
  Vice President--
  Marketing

------------------------------

 (1) Effective May 17, 2000, Mr. Soenen received 650,000 restricted shares of Class A Common Stock as incentive compensation. As of June 30, 2000, the value of the restricted shares held by Mr. Soenen was $1,543,750 (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on June 30, 2000). The restricted shares will become nonforfeitable if Mr. Soenen remains employed with Company through
     (a) May 17, 2001, with respect to 216,667 of the restricted shares,
     (b) May 17, 2002, with respect to 216,667 of the restricted shares, and
     (c) May 17, 2003, with respect to 216,666 of the restricted shares. In addition, 60% of any forfeitable restricted shares will become nonforfeitable upon a Change in Control if the Change in Control occurs prior to May 17, 2002 and 100% of any forfeitable restricted shares will become nonforfeitable upon a Change in Control if the Change in Control occurs after May 17, 2002 and prior to May 17, 2003. Mr. Soenen has all of the rights of a stockholder with respect to the restricted shares, including the right to receive any dividends that may be paid thereon; however, any additional shares of Class A Common Stock or other securities that Mr. Soenen may become entitled to receive pursuant to a stock dividend or any other change in the capital structure of the Company will be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable restricted shares in respect of which they are issued or transferred. In addition, cash dividends on the restricted shares will be retained by the Company until such time as any of such restricted shares become nonforfeitable in the manner described above. To the extent that restricted shares are forfeited, all dividends retained with respect to such restricted shares will also be forfeited.

 (2) Effective October 4, 1999, Mr. Soenen received stock options to purchase 409,200 shares of Class A Common Stock at an exercise price of $8.00 per share and 409,200 shares of Class A Common Stock at an exercise price of $16.00 per share. These options would have vested (a) to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of February 15, 1999, (b) upon a Change in Control or
     (c) upon Mr. Soenen's death or disability. These options were canceled effective as of May 17, 2000 in connection with the grant of restricted shares described in note (1) above.

 (3) Represents $1,888 in flexible dollars for use in connection with IOS BRANDS benefit plans and $7,333 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

 (4) The salary information for the fiscal year ended June 30, 1999 represents Mr. Soenen's salary compensation for the period from July 1, 1998 through May 18, 1999 as paid by FTDI and for the period from May 19, 1999 through June 30, 1999 as paid by the Company.

 (5) As of June 30, 2000, Mr. Soenen held 10,000 restricted shares of Class A common stock of IOS BRANDS with an aggregate value of $160,000 (based on the price used by IOS BRANDS at June 30, 2000 for purposes of granting additional options under the IOS BRANDS 1994 Stock Award and Incentive Plan because no established public trading market exists for the underlying securities). One-third of these restricted shares vests on September 30, 2001, one-third vests on September 30, 2002 and the remaining one-third vests on September 30, 2003. Mr. Soenen will be entitled to receive dividends on such restricted shares if and when declared by IOS BRANDS' Board of Directors.

 (6) Represents options to purchase shares of Class A common stock of IOS
     BRANDS.

 (7) Represents $1,592 flexible dollars for use in connection with IOS BRANDS benefit plans and $4,615 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

 (8) The salary information for the fiscal year ended June 30, 1998 represents the individual's salary compensation as paid by FTDI.

 (9) Represents $7,402 in compensation for moving expenses, $1,168 in flexible dollars for use in connection with IOS BRANDS benefit plans and $5,362 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

 (10) The salary information for the fiscal year ended June 30, 2000 represents Mr. Johnson's salary compensation for the period from July 1, 1999 through September 28, 1999 as paid by FTDI and for the period from September 29, 1999 through June 30, 2000 as paid by the Company.

 (11) Effective May 17, 2000, Mr. Johnson received 350,000 restricted shares of Class A Common Stock as incentive compensation. As of June 30, 2000, the value of the restricted shares held by Mr. Johnson was $831,250 (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on June 30, 2000). The restricted shares will become nonforfeitable if Mr. Johnson remains employed with Company through
      (a) May 17, 2001, with respect to 116,667 of the restricted shares,
      (b) May 17, 2002, with respect to 116,667 of the restricted shares, and
      (c) May 17, 2003, with respect to 116,666 of the restricted shares. In addition, 75% of any forfeitable restricted shares will become nonforfeitable upon a Change in Control if the Change in Control occurs prior to May 17, 2002 and 100% of any forfeitable restricted shares will become nonforfeitable upon a Change in Control if the Change in Control occurs after May 17, 2002 and prior to May 17, 2003. Mr. Johnson has all of the rights of a stockholder with respect to the restricted shares, including the right to receive any dividends that may be paid thereon; however, any additional shares of Class A Common Stock or other securities that Mr. Johnson may become entitled to receive pursuant to a stock dividend or any other change in the capital structure of the Company will be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable restricted shares in respect of which they are issued or transferred. In addition, cash dividends on the restricted shares will be retained by the Company until such time as any of such restricted shares become nonforfeitable in the manner described above. To the extent that restricted shares are forfeited, all dividends retained with respect to such restricted shares will also be forfeited.

 (12) Effective October 4, 1999, Mr. Johnson received stock options to purchase 306,900 shares of Class A Common Stock at an exercise price of $8.00 per share. These options would have vested (a) to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of October 4, 1999, (b) upon a Change in Control or (c) upon Mr. Johnson's death or disability. These options were canceled effective as of May 17, 2000 in connection with the grant of restricted shares described in note (11) above.

 (13) Represents $53,079 in compensation for housing expenses, $2,077 in flexible dollars for use in connection with IOS BRANDS benefit plans and $3,877 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

 (14) The salary information for the fiscal year ended June 30, 1999 represents Mr. Johnson's salary compensation as paid by FTDI.

 (15) Represents $35,808 in compensation for moving expenses, $1,938 in flexible dollars for use in connection with IOS BRANDS benefit plans and $5,100 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

 (16) As of June 30, 2000, Mr. Johnson held 20,000 restricted shares of Class A common stock of IOS BRANDS with an aggregate value of $320,000 (based on the price used by IOS BRANDS at June 30, 2000 for purposes of granting additional options under the IOS BRANDS 1994 Stock Award and Incentive Plan because no established public trading market exists for the underlying securities). One-third of these restricted shares vested on July 1, 2000, one-third vests on July 1, 2001 and the remaining one-third vests on July 1, 2002. Mr. Johnson will be entitled to receive dividends on such restricted shares if and when declared by IOS BRANDS' Board of Directors.

 (17) Represents $19,831 in compensation for moving expenses and $1,856 in flexible dollars for use in connection with IOS BRANDS benefit plans.

 (18) Mr. Van Cleave became an employee of the Company on August 2, 1999; therefore, no information is presented for the fiscal years ended June 30, 1998 or 1999.

 (19) Effective May 17, 2000, Mr. Van Cleave received 125,000 restricted shares of Class A Common Stock as incentive compensation. As of June 30, 2000, the value of the restricted shares held by Mr. Van Cleave was $296,875 (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on June 30, 2000). The restricted shares will become nonforfeitable if Mr. Van Cleave remains employed with Company through (a) May 17, 2001, with respect to 41,667 of the restricted shares,
      (b) May 17, 2002, with respect to 41,667 of the restricted shares, and
      (c) May 17, 2003, with respect to 41,666 of the restricted shares. In addition, any forfeitable restricted shares will become nonforfeitable upon a Change in Control if the Change in Control occurs prior to May 17, 2003. Mr. Van Cleave has all of the rights of a stockholder with respect to the restricted shares, including the right to receive any dividends that may be paid thereon; however, any additional shares of Class A Common Stock or other securities that Mr. Van Cleave may become entitled to receive pursuant to a stock dividend or any other change in the capital structure of the Company will be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable restricted shares in respect of which they are issued or transferred. In addition, cash dividends on the restricted shares will be retained by the Company until such time as any of such restricted shares become nonforfeitable in the manner described above. To the extent that restricted shares are forfeited, all dividends retained with respect to such restricted shares will also be forfeited.

 (20) Effective October 4, 1999, Mr. Van Cleave received stock options to purchase 204,600 shares of Class A Common Stock at an exercise price of $8.00 per share. These options would have vested (a) to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of August 2, 1999, (b) upon a Change in Control or (c) upon Mr. Van Cleave's death or disability. These options were canceled effective as of May 17, 2000 in connection with the grant of restricted shares described in note (19) above.

 (21) Represents $47,226 in compensation for moving expenses and $1,418 in flexible dollars for use in connection with IOS BRANDS benefit plans.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The table below provides information regarding stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2000. No SARs were granted by the Company during fiscal 2000.

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                  ANNUAL RATES
                           NUMBER OF      PERCENT OF TOTAL                                       OF STOCK PRICE
                           SECURITIES       OPTIONS/SARS                                        APPRECIATION FOR
                           UNDERLYING        GRANTED TO        EXERCISE OR                     OPTION TERM ($)(2)
                          OPTIONS/SARS      EMPLOYEES IN       BASE PRICE      EXPIRATION   -------------------------
                         GRANTED (#)(1)   FISCAL YEAR (%)    (PER SHARE) ($)      DATE         5%             10%
                         --------------   ----------------   ---------------   ----------   ---------      ----------
Michael J. Soenen.....      409,200             16.9               8.00         10/4/09     2,058,749       5,217,275
                            409,200             16.9              16.00         10/4/09     4,117,499      10,434,551

Frederick K.
  Johnson.............      306,900             12.7               8.00         10/4/09     1,544,062       3,912,956

William J.
  Van Cleave..........      204,600              8.5               8.00         10/4/09     1,029,375       2,608,638

--------------------------

    (1) As noted in the footnotes to the "Summary Compensation Table" above, these options were canceled in connection with the May 17, 2000 restricted stock awards to the Named Executive Officers.

    (2) Based on a ten-year option term and annual compounding, the 5% and 10% calculations are set forth in compliance with SEC rules. The appreciation calculations are not necessarily indicative of future values of the stock options or of the Class A Common Stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
  OPTION/SAR VALUES

    None of the Named Executive Officers exercised stock options during the fiscal year ended June 30, 2000. As noted in the footnotes to the "Summary Compensation Table" above, all options granted to the Named Executive Officers during the fiscal year ended June 30, 2000 were canceled in connection with the May 17, 2000 restricted stock award to the Named Executive Officers. None of the Named Executive Officers held or holds SARs.

EMPLOYMENT AGREEMENTS

    Pursuant to an employment agreement between the Company and Michael J. Soenen, Mr. Soenen has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company (other than FTDI or IOS BRANDS or any of their other direct or indirect subsidiaries) through May 17, 2003 at a minimum base salary of $225,000 per year plus a performance bonus as set by the Board of Directors. The agreement also provides that Mr. Soenen is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Mr. Soenen for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Mr. Soenen. In addition, Mr. Soenen's employment agreement provides that if (1) the Company terminates Mr. Soenen's employment without cause or (2) Mr. Soenen resigns following his assignment to a position that represents a material diminution in his operating responsibilities, Mr. Soenen is entitled to receive certain termination benefits, which include (a) the continuation of his most recent base salary for one year from the effective date of any such termination and (b) any pro rata bonus to which Mr. Soenen may be entitled. The agreement became effective upon Mr. Soenen's execution of a confidentiality and non-competition agreement described below.

    Pursuant to an employment agreement between the Company and Frederick K. Johnson, Mr. Johnson has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company (other than FTDI or IOS BRANDS or any of their other direct or indirect subsidiaries) through May 17, 2003 at a minimum base salary of $210,000 per year plus a performance bonus as set by the Board of Directors. The agreement also provides that Mr. Johnson is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Mr. Johnson for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Mr. Johnson. In addition, Mr. Johnson is entitled, upon the presentation of itemized vouchers, to reimbursement for travel expenses from his home in the Cleveland, Ohio area to the Company's executive offices and related lodging expenses in the area of the Company's principal executive offices (the "Remote Living Arrangement") and any taxes payable by Mr. Johnson as a result of the Remote Living Arrangement. The Company may terminate the Remote Living Arrangement upon 90 days' prior written notice to Mr. Johnson. If the Company requests that Mr. Johnson relocate to the area in which the Company's executive offices are located, Mr. Johnson is entitled to reimbursement for reasonable relocation expenses. In addition, Mr. Johnson's employment agreement provides that if (1) the Company terminates Mr. Johnson's employment without cause or
(2) Mr. Johnson resigns following his assignment to a position that represents a material diminution in his operating responsibilities or a termination of the Remote Living Arrangement by the Company, unless such termination is due to Mr. Johnson's agreed relocation, Mr. Johnson is entitled to receive certain termination benefits, which include (a) the continuation of his most recent base salary for one year from the effective date of any such termination and (b) any pro rata bonus to which Mr. Johnson may be entitled. The agreement became effective upon Mr. Johnson's execution of a confidentiality and non-competition agreement described below.

    Pursuant to an employment agreement between the Company and William J. Van Cleave, Mr. Van Cleave has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company (other than FTDI or IOS BRANDS or any of their other direct or indirect subsidiaries) through May 17, 2002 at a minimum base salary of $150,000 per year plus a performance bonus as set by the Board of Directors. The agreement also provides that Mr. Van Cleave is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Mr. Van Cleave for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Mr. Van Cleave. In addition, Mr. Van Cleave's employment agreement provides that if the Company terminates Mr. Van Cleave's employment without cause, Mr. Van Cleave is entitled to receive certain termination benefits, which include (1) the continuation of his most recent base salary for one year from the effective date of any such termination and (2) any pro rata bonus to which Mr. Van Cleave may be entitled. The agreement became effective upon Mr. Van Cleave's execution of a confidentiality and non-competition agreement described below.

    Under the terms of a confidentiality and non-competition agreement between the Company and each of Mr. Soenen, Mr. Johnson and Mr. Van Cleave (collectively, the "Officers"), each of the Officers has agreed not to engage in any business activity if such activity constitutes the sale or provision of floral products or services that are similar to, or competitive with, floral products or services then being sold or provided by the Company or any of its subsidiaries or affiliated companies, while such Officer is employed by the Company and for a period of one year thereafter. In addition, under the agreement, each Officer has agreed to certain provisions regarding the nondisclosure of confidential information and non-solicitation of employees of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In March 2000, the Board of Directors appointed Habib Y. Gorgi, Samuel I. Hill, Veronica K. Ho and Richard M. Owen to the Compensation Committee, none of whom is an officer or employee or former officer or employee of the Company or FTDI or IOS BRANDS or any of their subsidiaries. Prior to that time, the Board of Directors performed the functions of the Compensation Committee. No executive officer of the Company serves, or served during the last fiscal year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Through March 8, 2000, the full Board of Directors functioned as the Compensation Committee. Thereafter, the Compensation Committee consisted of Habib Y. Gorgi, Samuel I. Hill, Veronica K. Ho and Richard M. Owen. The Company's executive compensation policy is designed to attract high-caliber executives to the Company and to reward, retain and motivate management based on corporate and individual annual and long-term business performance. The primary components of compensation are base salary, performance bonus compensation and stock-based compensation.

    At the beginning of the Company's fiscal year, the Compensation Committee reviews the Company's near and long-term strategies and objectives with the Company's President and Chief Executive Officer. Based on this review, the Compensation Committee establishes the Company's total compensation structure for the year, including the elements and levels of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation. The Compensation Committee considers, among other factors, marketplace pay levels and practices, as well as the Company's need to continue to attract, retain and motivate employees.

    At the end of each fiscal year, the Compensation Committee, in consultation with the Company's President and Chief Executive Officer, assesses results achieved and strategic progress relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations and stockholder value. No particular weight is assigned by the Compensation Committee to any particular factor. Based on this assessment, the Board reviews and considers a fiscal year-end compensation structure that is proposed by the President and Chief Executive Officer.

    BASE SALARY. Base salaries are determined in the context of an individual's responsibilities and competitive benchmarking. Base salaries are reviewed annually as of the Company's fiscal year-end date and adjusted on the basis of individual performance and competitive considerations. In making base salary adjustments, the Compensation Committee considers an individual's performance, particularly the effective discharge of assigned responsibilities and the leadership and motivation provided to subordinates.

    In making salary decisions for fiscal 2000, the Compensation Committee considered the effects of inflation and subjective criteria, including competitive market conditions for executive compensation and the Compensation Committee's evaluation of each executive officer's performance since the officer's last evaluation.

    PERFORMANCE BONUS COMPENSATION. For fiscal 2000, an aggregate of $154,460 in performance bonuses were paid to executive officers.

    STOCK-BASED COMPENSATION. The Compensation Committee seeks to ensure that the executive officers of the Company focus attention on long-term objectives, including maximizing stockholder value. The Compensation Committee believes that stock options and restricted stock awards are an appropriate compensation tool to motivate and reward executive managers for long-term performance. The Compensation Committee believes that the Class A Common Stock price is an appropriate index of long-term value creation by the management group. Stock options are generally granted or restricted shares awarded to each individual who becomes an executive officer.

    CHIEF EXECUTIVE OFFICER COMPENSATION.  The Company is obligated to pay
Mr. Soenen a minimum base salary pursuant to his employment agreement. Effective May 17, 2000, in connection with Mr. Soenen's execution of his employment agreement, which is described in detail under "Employment Agreements" above, the Compensation Committee increased Mr. Soenen's base salary by $50,000, or 29%, to $225,000. When determining Mr. Soenen's salary increase, the Compensation Committee considered the Company's performance since its inception in May 1999 compared to budgeted performance, competitive market conditions for executive compensation and the Compensation Committee's subjective evaluation of Mr. Soenen's performance of his duties as President and Chief Executive Officer.

    Mr. Soenen received a bonus payout of $54,509 for fiscal 2000. Mr. Soenen also received restricted shares of the Class A Common Stock in May 2000 as an incentive for long-term performance.

    LIMITATIONS ON DEDUCTIBILITY. In 1993, changes were made to the federal corporate income tax law that limit the ability of public companies to deduct compensation in excess of $1 million paid annually to each of the chief executive officer and the other four most highly compensated executive officers. There are exemptions from this limit, including compensation that is based on the attainment of performance goals that are established by the Compensation Committee and approved by the Company's stockholders. It is the Compensation Committee's policy to seek to qualify executive compensation for deductibility where practicable and to the extent that such policy is consistent with the Company's overall objectives in attracting, motivating and retaining its executives. The Company believes that, based upon current compensation levels, compensation paid during the fiscal year ended June 30, 2000 should be fully deductible.

   COMPENSATION COMMITTEE MEMBERS DURING THE FISCAL YEAR ENDED JUNE 30, 2000

    JULY 1, 1999 THROUGH         DECEMBER 23, 1999 THROUGH        MARCH 9, 2000 THROUGH
      DECEMBER 22, 1999                MARCH 8, 2000                  JUNE 30, 2000
-----------------------------  -----------------------------  -----------------------------
      Richard C. Perry               Richard C. Perry                Samuel I. Hill
      Michael J. Soenen              Michael J. Soenen               Habib Y. Gorgi
       Habib Y. Gorgi                 Habib Y. Gorgi                 Veronica K. Ho
       Veronica K. Ho                 Samuel I. Hill                 Richard M. Owen
     Gary K. Silberberg               Veronica K. Ho
                                      Richard M. Owen
                                    Gary K. Silberberg

PERFORMANCE GRAPH

    The following graph compares the percentage change in the cumulative return on the Class A Common Stock with that of the Nasdaq Stock Market (U.S.) Index and a peer group of ten companies consisting of Garden.com, Inc., 1-800-FLOWERS.COM, Inc., eToys Inc., BUY.COM INC., Pets.com, Inc.,
Fogdog.com, Inc., VitaminShoppe.com, Inc., PlanetRx.com, Inc.,
Ashford.com, Inc. and barnesandnoble.com inc. (collectively, the "Peer Group") at September 29, 1999 (the first day the Class A Common Stock was quoted on the Nasdaq National Market) and the last day of each calendar quarter subsequent to September 29, 1999. With regard to any company in the Peer Group that became a public company after September 29, 1999, such company's cumulative total return is factored into the following graph as of the date such company's common stock began trading in the public market. The graph assumes a $100 investment.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          FTD.COM INC.  PEER GROUP  NASDAQ STOCK MARKET (U.S.)
9/29/99         100.00      100.00                      100.00
9/30/99         100.78      100.87                      100.59
12/31/99         65.63       47.89                      148.65
3/31/00          37.50       21.17                      166.87
6/30/00          29.69       11.39                      145.05

                                                                 CUMULATIVE TOTAL RETURNS
                                                   ----------------------------------------------------
                                                   9/29/99    9/30/99    12/31/99   3/31/00    6/30/00
                                                   --------   --------   --------   --------   --------
FTD.COM INC......................................   100.00     100.78      65.63      37.50      29.69
PEER GROUP.......................................   100.00     100.87      47.89      21.17      11.39
NASDAQ STOCK MARKET (U.S.).......................   100.00     100.59     148.65     166.87     145.05

                              CERTAIN TRANSACTIONS

INCOME TAXES

    IOS BRANDS is a common parent of an affiliated group of companies within the meaning of Section 1504(a) of the Internal Revenue Code, which includes the Company. The Internal Revenue Code requires that IOS BRANDS own at least an 80% voting and economic ownership interest in the Company to continue to include the Company in its U.S. consolidated income tax returns.

    In accordance with the terms of the amended Tax Sharing Agreement among FTDI, IOS BRANDS and the Company, as long as the Company is a member of IOS BRANDS' affiliated group:

    - the Company will pay its proportionate share of IOS BRANDS' tax liability computed as if it were filing a separate return; and

    - IOS BRANDS will refund any tax loss benefit attributable to the Company if the Company would have realized the benefit had it filed its own federal income tax return.

INTERCOMPANY AGREEMENTS

    The Company has entered into several agreements with FTDI. These agreements were not negotiated on an arm's-length basis; however, the Company believes the terms of these agreements are no less favorable to the Company than those that could have been obtained from an unaffiliated third party. The material terms of these agreements are summarized below.

    TRADEMARK LICENSE AGREEMENT. The Company has the non-exclusive right to use FTDI's trademarks in connection with the sale of flowers and specialty gifts to consumers over the Internet and telephone. The Company pays FTDI a royalty equal to one percent of FTD.COM order revenues and service fees. The agreement has a 99-year term, however, FTDI may terminate the agreement if, among other things, any person other than an affiliate of IOS BRANDS acquires 20% or more of the voting control of FTD.COM or upon various defaults by the Company. The Company's rights to use FTDI's trademarks will generally cease after termination of the Trademark License Agreement.

    Except with respect to the performance of the types of services contemplated by the Florists Online Hosting Agreement, FTDI agrees, on behalf of itself and its affiliates other than the Company, not to enter into a business that directly markets flowers and specialty gifts to consumers. In addition, if FTDI makes an acquisition that includes this type of prohibited business, it must offer to sell that business, or component thereof, to the Company. Within
90 days of the Company's receipt of FTDI's offer, the Company may deliver to FTDI an offer to acquire or license the prohibited business on the terms and conditions the Company decides. If the Company does not deliver to FTDI an offer to acquire the prohibited business, FTDI must cease operating or dispose of the prohibited business. If the Company does deliver to FTDI an offer to acquire the prohibited business, then FTDI, within 90 days of receipt of the Company's offer, must accept the Company's offer or provide the Company with the terms of the best bona fide third party offer it has received to acquire or license the prohibited business. Within 30 days following receipt of the terms of the third party offer, the Company must either offer to acquire the prohibited business on the terms described in the third party offer or permit FTDI to proceed with the sale of the prohibited business to the third party offeror. These obligations will terminate:

    - six months after the trademark license terminates if FTDI terminates the license after the acquisition by a third party of 35% or more of the voting control of the Company with neither IOS BRANDS nor an affiliate of IOS BRANDS owning a greater percentage;

    - one year after the trademark license terminates if FTDI terminates the license as a result of an acquisition by a third party other than IOS BRANDS or an affiliate of IOS BRANDS of 20% or more of the voting control of the Company;

    - two years after the trademark license terminates if the Company terminates due to material breach by FTDI or its bankruptcy, dissolution or insolvency; or

    - when the trademark license terminates for any other reason.

    The Company has agreed not to enter into any business currently being conducted by FTDI. FTDI currently is in the business of providing subscribing florists with the ability to send and receive floral orders and transaction clearing services. FTDI also has an extensive product development department, the FTD Marketplace, that develops branded floral and gift products that florists can purchase at wholesale from FTDI for resale to consumers. In addition, if the Company makes an acquisition that includes a business that FTDI is engaged in, the Company must offer to sell that business, or component thereof, to FTDI. Within 90 days of the FTDI's receipt of the Company's offer, FTDI may deliver to the Company an offer to acquire or license the prohibited business on the terms and conditions it decides. If FTDI does not deliver to the Company an offer to acquire the prohibited business, the Company must cease operating or dispose of the prohibited business. If FTDI does deliver to the Company an offer to acquire the prohibited business, then the Company, within 90 days of receipt of FTDI's offer, must accept FTDI's offer or provide FTDI with the terms of the best bona fide third party offer the Company has received to acquire or license the prohibited business. Within 30 days following receipt of the terms of the third party offer, FTDI must either offer to acquire the prohibited business on the terms described in the third party offer or permit the Company to proceed with the sale of the prohibited business to the third party offeror. These obligations will terminate two years after termination of the trademark license if FTDI terminates the trademark license due to the Company's material breach or the Company's bankruptcy, dissolution or insolvency, and otherwise will terminate upon the termination of the trademark license.

    INTERCOMPANY SERVICES AGREEMENT. FTDI provides corporate and space-sharing services to the Company.

    FTDI currently provides corporate services to the Company such as technical, human resources, accounting, administrative, legal and other services, and provides services the Company requires by virtue of the Company's status as a reporting company with the SEC. FTDI provides these services to the Company at 105 percent of the cost allocable to the Company's use of those services. FTDI also provides the Company with access to the Mercury Network, the FTD Clearinghouse, FTDI's Retrans-Registered Trademark- service, which is its international sale processing system, and the FTD credit card processing program, for which the Company pays an amount comparable to the fee that FTDI charges FTD florists for these services.

    FTDI permits the Company to use a portion of its offices. The Company's cost for this space represents an estimate of the prevailing market rate for similar space, includes a charge for the Company's proportionate share of building expenses, such as insurance and maintenance costs, and includes an administrative fee equal to five percent of the space sharing costs allocable to the Company.

    INTERCOMPANY INDEMNIFICATION AGREEMENT. The Company has agreed to indemnify FTDI and IOS BRANDS for liabilities in respect of the Company's businesses and FTDI and IOS BRANDS have agreed to indemnify the Company for liabilities in respect of their businesses and various tax and pension-related liabilities of FTDI and IOS BRANDS resulting from the Company's participation in IOS BRANDS' consolidated tax group.

    FLORISTS ONLINE HOSTING AGREEMENT. The Company provides FTDI with hosting services for its FTD Florists Online program pursuant to a Florists Online Hosting Agreement with FTDI. The Company's services include hosting Web sites for participating FTD florists within the Company's Web site. During the term of this Agreement, FTDI is obligated to pay the Company a monthly service fee of $50.00 for each florist Web site hosted on the Company's Web site. This agreement expires on October 1, 2001, with mutual one-year renewal options.

    COMMISSION AGREEMENT. The Company receives at least a $5.00 commission on, and at least 20% of the order value of, every floral order that the Company clears through the FTD Clearinghouse pursuant to a Commission Agreement with FTDI. If FTDI agrees to pay a similarly situated third party a more economically advantageous commission fee or percentage of order value, FTDI must adjust the Company's commission or percentage of order value paid to the Company to reflect the more favorable terms. If the percentage of order value paid by FTDI to similarly situated parties is less than 20%, then the percentage of order value paid by FTDI to the Company will decrease to the most favorable economic terms given to any such third party. This type of commission structure has been adopted by the market over the past several years, and the Company believes this arrangement is structured similarly to commission structures currently being offered to other flower direct marketers. The Commission Agreement expires on June 30, 2002, with mutual three-year renewal options.

    In addition to the above, so long as:

    - IOS BRANDS beneficially owns 25% or more of the voting power of the Common Stock and no other person owns a greater percentage; or

    - directors, officers or affiliates of IOS BRANDS or its subsidiaries constitute a majority of the Board of Directors,

any amendments to the Intercompany Agreements must be approved by a majority of the Board of Directors, which majority must include at least one-half of the Company's independent directors.

RIGHTS TO DESIGNATE DIRECTORS

    Under an IOS BRANDS stockholders' agreement among Perry Acquisition Partners, a group of investment funds affiliated with Bain Capital, Inc. and a group of investment funds affiliated with Fleet Growth Resources, Inc., for so long as Perry Acquisition Partners and the Bain Capital entities own the IOS BRANDS common stock that they acquired in connection with IOS BRANDS'
December 1994 acquisition of the old Florists' Transworld Delivery Association, Perry Acquisition Partners has the right to designate six members of the Board of Directors and Bain Capital has the right to designate two members of the Board of Directors.

    Perry Acquisition Partners has elected to designate Richard C. Perry, Veronica K. Ho and Gary K. Silberberg as directors of the Company. Perry Acquisition Partners has elected not to designate the additional three directors that it has the contractual right to designate under that stockholders' agreement; however it may elect to designate any of those additional directors in the future. Bain Capital has elected to designate Habib Y. Gorgi as a director of the Company, but has elected not to designate the additional director that it has the contractual right to designate under that stockholders' agreement. Bain Capital may elect to designate that additional director in the future.

    Under the IOS BRANDS stockholders' agreement, the directors appointed by the Bain Capital entities have the contractual right to approve various actions submitted to IOS BRANDS' Board of Directors or its stockholders or any of its subsidiaries, including the Company, and their stockholders. This agreement provides that the following actions submitted to the Board of

Directors must be approved by the affirmative vote of the directors appointed by the Bain Capital entities:

    - amendments to the Company's certificate of incorporation or Bylaws;

    - increases or decreases in the number of the Company's directors;

    - issuances or sales of the Company's securities;

    - mergers, consolidations or other significant business combination transactions involving the Company;

    - repurchases, exchanges or redemptions of the Company's securities by the Company; and

    - other transactions outside the ordinary course of the Company's business.

    In addition, under the Mutual Support Agreement, as long as the Company is a controlled affiliate of FTDI, FTD Association has the contractual right to designate up to 20% of the members of the Board of Directors but in no event less than two members. FTD Association has not exercised this contractual right to designate directors of the Company; however, it may elect to designate one or both of those directors in the future.

FTDI REGISTRATION RIGHTS AGREEMENT

    The Company is party to a Registration Rights Agreement with FTDI pursuant to which FTDI may demand that the Company file a registration statement under the Securities Act of 1933 (the "Securities Act") covering all or a portion of FTD.COM securities held by FTDI, its affiliates and their permitted transferees. However, the securities to be registered must have a reasonably anticipated aggregate public offering price of at least $3.0 million. FTDI can effect no more than one demand registration per year.

    If and when the Company becomes eligible to utilize Form S-3 to register an offering of its securities, FTDI may request that the Company file a Registration Statement on Form S-3 covering all or a portion of the Company's securities held by FTDI, its affiliates and their permitted transferees, provided that the aggregate public offering price is at least $1.0 million. FTDI can request one registration on Form S-3 per year.

    These registration rights are subject to the Company's right to delay the filing of a registration statement if the Board of Directors determines that the filing of the registration statement would impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other similar transaction, for not more than 120 days and, if FTDI is requesting a registration on Form S-3, not more than once in any 12-month period.

    In addition, FTDI has some "piggyback" registration rights. Except pursuant to the registration rights noted above, if the Company proposes to register any Class A Common Stock for sale under the Securities Act, FTDI may require the Company to include all or a portion of the Company's securities that it owns in that registration. However, the managing underwriter, if any, of any such offering will have the right to limit the number of registrable securities proposed to be included in such registration. The Company will bear all registration expenses incurred in connection with these registrations. FTDI would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of its securities. The registration rights of FTDI under the Registration Rights Agreement will terminate when FTDI may sell all of its shares in a three-month period under Rule 144 under the Securities Act.

                                   PROPOSAL 2
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

    The Company has appointed KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2001. KMPG LLP served as the Company's independent auditors for the fiscal year ended June 30, 2000 and provided services to the Company with respect to that fiscal year that included, but were not limited to, consultations on various tax and information services matters. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

    In the event stockholders do not ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2001, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.

                                 OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. Because the Company did not receive notice of any matter intended to be raised by a stockholder a reasonable time before printing and mailing these proxy materials, proxies in the enclosed form will be voted in respect of any other matters as may properly come before the Annual Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    DEADLINE FOR INCLUSION IN PROXY. Any stockholder proposal to be considered by the Company for inclusion in the proxy statement and form of proxy for the 2001 Annual Meeting, expected to be held in November 2001, must be received by the Secretary of the Company at the Company's corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, no later than June 8, 2001.

    DEADLINE FOR CONSIDERATION. Stockholder proposals not intended to be included in the proxy statement and form of proxy for the 2001 Annual Meeting as well as proposed stockholder nominations for the election of directors at the 2001 Annual Meeting must each comply with advance notice procedures set forth in the Company's Bylaws to be properly brought before the 2001 Annual Meeting. In general, written notice of a stockholder proposal or a director nomination must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year's Annual Meeting. With regard to the 2001 Annual Meeting, expected to be held in November 2001, the written notice must be received by the Secretary of the Company at the address above between July 8, 2001 and August 7, 2001, inclusive. If the Company does not receive such notice between such dates, the notice will be considered untimely. The Company's proxy for the 2001 Annual Meeting will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any such matter of which the Company does not receive notice by August 7, 2001.

    In addition to timing requirements, the advance notice provisions of the Bylaws contain informational content requirements that also must be met. A copy of the Bylaws may be obtained by writing to the Secretary of the Company at the address above.

                           ANNUAL REPORT ON FORM 10-K

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 accompanies this proxy statement.

         STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY.
                 A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                                       By Order of the Board of Directors,

                                                       /s/ Frederick K. Johnson
                                                       Frederick K. Johnson
                                                       SECRETARY
                                                       OCTOBER 6, 2000

                                      PROXY

                                  FTD.COM INC.

                              3113 WOODCREEK DRIVE
                          DOWNERS GROVE, ILLINOIS 60515

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and 2000 Proxy Statement and hereby appoints Michael J. Soenen and Frederick K. Johnson, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote all shares of the Class A Common Stock or Class B Common Stock, each par value $0.01 per share, of FTD.COM INC., a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on September 25, 2000 at the annual meeting of stockholders of the Company to be held on November 14, 2000 at 1:00 p.m., local time, at the Company's corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and at any postponement or adjournment thereof, as indicated in this proxy:

     IF THIS PROXY IS PROPERLY DATED AND EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED AND, IN THE ABSENCE OF DIRECTION AS TO THE MANNER OF VOTING, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE SLATE OF NOMINEES TO BE VOTED UPON BY THE HOLDER OF COMMON STOCK SET FORTH ABOVE AND FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                  FTD.COM INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors:

   WITH AUTHORITY TO VOTE FOR        WITHHOLD AUTHORITY
   ALL NOMINEES LISTED BELOW ___     TO VOTE FOR ALL NOMINEES LISTED BELOW ___
   (except as marked to the contrary
   below)
            Richard C. Perry                     Veronica K. Ho
            Michael J. Soenen                    Richard M. Owen
            Habib Y. Gorgi                       Gary K. Silberberg
            Samuel I. Hill


     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

             ------------------------------------------------------

2. Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

   ____  FOR               ____  AGAINST              ____  ABSTAIN


3. As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.


DATED: __________________________      ________________________________________
                                       Signature

                                       ________________________________________
                                       Please Print Name

                                       ________________________________________
                                       Signature if held jointly

                                       ________________________________________
                                       Please Print Name


Please date this proxy and sign exactly as name(s) appears on the envelope herefor and return the signed proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.